Vitro Biopharma 3rd Quarter 2018 Financial Results of Operations

Golden, Colorado-September 24th, 2018-Vitro Diagnostics, Inc. (OTCPK: VODG), dba Vitro BioPharma, announced its 3rd quarter financial results of operations, ended July 31st, 2018.

Vitro Diagnostics Inc. (“Vitro”) (“VODG”) is pleased to announce a record 3rd quarter in Stem Cell Revenues.  Vitro recorded 3rd quarter revenues of $141,783 vs $64,566, an increase of 220% over the same comparative quarter last year.

Stem cell therapies accounted for 77% of the revenues up from 48% of the revenues in the prior comparative quarter last year.  Current quarter revenues from our advanced stem cell therapies and a new clinical stem cell product was $109,717 for the 3rd quarter ended July 31st, 2018 vs $31,268 for the 3rd quarter ended July 31st, 2017.

The Company’s gross profit margins improved to 76% up from 64% in the comparative prior year’s quarter.  Gross margin improvement is in line with the strategic direction of the Company to expand the market for its offshore Stem Cell therapies and specifically our patent-pending allogeneic stem cell products that have higher margins than our stem cell and cancer research products

Overall operating expenses fell slightly in the quarter to $100,912 from $102,475 in the prior year’s comparative quarter. Overall expenses where held relatively flat despite revenue growth of 220%.  The Company’s internal operating team consists of 4 full-time employees as well as outside consultants.  The Company expects to expand its team going forward to support its rapid growth.

During the quarter, the Company was cashflow positive on an operating basis of $7,344 vs negative ($60,869) in the comparative prior year’s quarter.  The Company expects positive cashflow going forward.  The Company plans to pay its founder and C.E.O., who has provided service without or deferred salary for some time, on a current basis going forward. While this will add to SGA expenses, we anticipate that increased revenue growth will more than offset the increased expenses.

The Company’s financing efforts raised funds from the issuance of 3-year convertible notes. These are due December 31st, 2021, bear interest at 10% per annum; and are convertible into the common stock at $0.05 cents per share. At July 31st, 2018, there were $819,849 of outstanding long-term convertible notes.  The offering was over-subscribed, and the Company has authorized $850,000 for these notes. From these results, the company re-capitalized its balance sheet for the foreseeable future.

The Company achieved the following objectives during this quarter;

•Expanded its partnership with DaVinci Center in Grand Cayman Island:

The Company operates in partnership with the Davinci Centre to support IRB-approved clinical trials utilizing Vitro Biopharma’s patent-pending allogenic stem cells. There is an ongoing trial of inflammatory conditions yielding evidence of safety & efficacy. The DaVinci Centre recently launched a new website, www.DVCstem.com to promote stem cell medical tourism to the DaVinci Centre.  Treated patients have described their experience.  Subsequent to our third quarter, treatments have expanded to include Multiple Sclerosis (MS) utilizing Vitro Biopharma produced stem cells and initial results are encouraging.

•Expanded treatment of Neurodegenerative Conditions in New Zealand:

We continue to provide our stem cells to the Matamata Medical Centre for use in terminal cases under regulations comparable to the “Right-to-Try” in the US.  We have added new Parkinson’s and dementia patients during our 3rd quarter.  We monitor these patients closely and are expanding diagnostic testing to quantify the results of therapy with our stem cells.  The results indicate safety and some preliminary evidence of symptom improvement while we are presently assessing more quantitative diagnostic test results.

•Expanded opportunities for Stem Cell therapies in the US:

We continued the initial commercialization of NutraVivo™, our patent-pending nutraceutical formulation for treatment of Concussion/TBI by establishing initial testing and publication of evidence for stem cell activation.

We upgraded our web site and have established a social media program promoting our products and services:  www.vitrobiopharma.com.  We are exploring various strategic opportunities to expand distribution of our NutraVivo™ products as well as expansion of our team to facilitate overall sales and marketing of the Company’s products.

•Research and Development:

oDeveloped a new allogenic stem cell-based cosmetic product and began initial testing in the fourth quarter.  The product is intended for topical use only and is classified as a cosmetic device without mandatory requirements for FDA registration.  The Company is exploring a strategic relationship with a world renown Cosmetic Surgeon with an affiliated clinician group with over 800 facilities in the US.

oExpanded regulatory certifications of its GMP manufacturing and clinical laboratory diagnostic testing through ISO and CLIA respectively.  We anticipate full certification to ISO 9001:2015 & ISO13485:2016 and CLIA standards by the end of the current calendar year.

oThe company added 4 new patent applications in the US for its stem cell activation technology and after the 3rd quarter, expanded filings of its proprietary stem cell line patent application to include the UK for filings in the Cayman Islands, other Caribbean countries and Hong Kong.  This brings the Company’s total stem cell patent portfolio to 14.

Dr. Jim Musick, CEO/CSO said, “We are pleased to see continued revenue growth in our core allogenic stem cell therapies while our stem cell research products also provide revenues as well. We are supporting offshore opportunities with patent filings in the Cayman Islands, other Caribbean islands and Australia.  The company entered into an exclusive stem cell distribution agreement to expand its operations into Saudi Arabia; Columbia, Italy and the UK.  These regions require IRB’s that are under review.  The Company expects these expansions to contribute to its growth in 2019.  Operations in the US are focused on stem cell activation therapies for concussion/TBI using our patent-pending NutraVivo™ nutraceutical formulation that has been shown to activate neural stem cells.

We have also developed a stem cell-based cosmetic product that is in early testing, has already contributed to revenue growth and we expect to be expanding this product aggressively into 2019.  Thus, our overall strategy provides multiple revenue streams from off-shore operations while developing stem therapies targeting select US markets positioning the Company for substantial revenue growth and increased shareholder value.”

In summary, Vitro Biopharma is advancing as a key player in regenerative medicine with 10 years’ experience in the development and commercialization of stem cell products for research, recognized by  Frost & Sullivan for Best in Practice Innovation Leadership award for Stem Cell Tools and Technology www.vitrobiopharma.com/frost-sullivan/ and a growing track record of successful translation to clinical therapies. We plan to leverage our proprietary technology platform to the establishment of international Stem Cell Centers of Excellence and over time gain regulatory approvals in the US for our clinical stem cell lines.

Sincerely yours,

James R. Musick, PhD.

CEO & CSO

www.vitrobiopharma.com

Forward-Looking Statements

Statements herein regarding financial performance have not yet been reported to the SEC nor reviewed by the Company’s auditors. Certain statements contained herein and subsequent statements made by and on behalf of the Company, whether oral or written may contain “forward-looking statements”.  Such forward looking statements are identified by words such as “intends,” “anticipates,” “believes,” “expects”, “hopes” and “foreseeable” and include, without limitation, statements regarding the Company’s plan of business operations, product research and development activities, potential contractual arrangements, receipt of working capital, anticipated revenues and related expenditures.  Factors that could cause actual results to differ materially include, among others, acceptability of the Company’s products in the market place, general economic conditions, receipt of additional working capital, the overall state of the biotechnology industry and other factors set forth in the Company’s filings with the Securities and Exchange Commission.  Most of these factors are outside the control of the Company.  Investors are cautioned not to put undue reliance on forward-looking statements.  Except as otherwise required by applicable securities statutes or regulations, the Company disclaims any intent or obligation to update publicly these forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:

Dr. James Musick

Chief Executive Officer

Vitro BioPharma

(303) 999-2130 Ext. 3

E-mail: jim@vitrobiopharma.com

Source: Vitro Diagnostics, Inc.

www.vitrobiopharma.com

The company provides its financial information for investor purposes only, the results published are not audited or necessarily SEC or GAAP compliant.

The company provides its financial information for investor purposes only, the results published are not audited or necessarily SEC or GAAP compliant.

The company provides its financial information for investor purposes only, the results published are not audited or necessarily SEC or GAAP compliant

The company provides its financial information for investor purposes only, the results published are not audited or necessarily SEC or GAAP compliant